                                                                   EXHIBIT 23.3

                            [LOGO AND LETTERHEAD OF
                           HOOVER & COMPANY, L.L.P.]



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of United Bankshares, Inc. for the registration of up to 271,000 shares of its common stock and to the use of our report dated January 26, 1995, with respect to the consolidated financial statements of First Commercial Bank, which appears in such Prospectus.



                                     /s/ S. B. Hoover & Company, L.L.P.


Harrisonburg, Virginia
July 3, 1995